                                                                      EXHIBIT 12



                   NEWMONT MINING CORPORATION AND SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                       (Amounts in thousands except ratio)
                                   (Unaudited)



                                                                   Six  Months Ended
                                                                     June 30, 1998
                                                                   -----------------
Earnings:
  Income before income taxes                                           $ 71,364
  Adjustments:
  Net interest expense (1)                                               39,603
  Amortization of capitalized interest                                    1,329
  Portion of rental expense representative of interest                    2,399
  Minority interest                                                      27,333
                                                                       --------
                                                                       $142,028
                                                                       ========
Fixed Charges and Preferred Stock Dividends(2):
  Net interest expense (1)                                             $ 39,603
  Capitalized interest                                                    6,455
  Portion of rental expense representative of interest                    2,399
                                                                       --------
                                                                       $ 48,457
                                                                       ========

Ratio of earnings to fixed charges                                         2.93
                                                                       ========


(1) Includes interest expense of majority-owned subsidiaries and amortization of debt issuance costs.

(2) There were no preferred stock dividends in the six months ended June 30, 1998.